EXHIBIT 5.1

Jolie Kahn, Esq.
2 Liberty Place
50 South 16th Street, Suite 3401
Philadelphia, PA 19102

January 11, 2017

S&W Seed Company
7108 North Fresno Street, Suite 380
Fresno, CA 93720

Re: S&W Seed Company
        Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as special counsel to S&W Seed Company, a Nevada corporation (the "Company"), in connection with the Company's registration statement on Form S-3, to which this Exhibit 5.1 is attached (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the sale from time to time of: shares of the Company's common stock, $0.001 par value per share ("Common Stock"); one or more classes or series of shares of the Company's preferred stock, $0.001 par value per share ("Preferred Stock"); one or more series of debt securities of the Company ("Debt Securities"), which Debt Securities may be issued pursuant to an indenture to be dated on or about the date of the first issuance of the Debt Securities thereunder, by and between a trustee to be selected by the Company and the Company, in the form filed as Exhibit 4.8 to the Registration Statement; warrants to purchase Common Stock, Preferred Stock or Debt Securities ("Warrants"), which Warrants may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company and the Company, in the forms filed as Exhibits 4.5, 4.6 and 4.7 to the Registration Statement; and such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion or exchange of any other securities that provide for such conversion or exchange ("Indeterminate Securities"), all with an aggregate offering price of up to $100,000,000. The Common Stock, Preferred Stock, Debt Securities, Warrants and Indeterminate Securities, which may be sold separately or in combination with other securities registered under the Registration Statement, are hereinafter referred to collectively as the "Covered Securities." Covered Securities will be sold or delivered from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, the prospectus set forth therein, and any supplements thereto.

In my capacity as such counsel, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of the Registration Statement and such corporate records, documents, certificates and other agreements and instruments as I have deemed necessary or appropriate to enable me to render the opinions hereinafter expressed. In connection with my opinion expressed below, I have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to me as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post- effective amendments), will have become effective under the Securities Act; (v) that a prospectus supplement will have been filed with the Commission describing the Covered Securities offered thereby; (vi) that all Covered Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement(s) and that an appropriate opinion of counsel will be provided with respect to the prospectus supplement; (vii) that a definitive purchase, underwriting or similar agreement with respect to any Covered Securities offered will have been duly authorized and validly approved, executed and delivered by the Company and the other parties thereto; (viii) that any securities issuable upon conversion, exchange, redemption or exercise of any Covered Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's organizational documents and not otherwise reserved for issuance; and (x) at or prior to the time of the delivery of any of the Covered Securities, that there will not have occurred any change of law affecting the validity or enforceability of these securities.

Based on such examination, I am of the opinion that:

  With respect to shares of Common Stock, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Covered Security into or for Common Stock, in accordance with the terms of such Covered Security or the instrument governing such Covered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable;

  With respect to any particular class or series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to Nevada Law (a "Certificate") and the filing of the Certificate with the Secretary of State of Nevada; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Covered Security into or for Preferred Stock, in accordance with the terms of such Covered Security or the instrument governing such Covered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

  With respect to the Debt Securities, when both: (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Debt Securities and related matters; and (b) the Debt Securities have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting or similar agreement duly authorized, executed and delivered by the Company and all counterparties, and the certificates for the Debt Securities have been duly executed and delivered by the Company and any and all counterparties, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

  With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, if any, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

I am expressing my opinion only as to matters relating to the general corporation law of the State of Nevada, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws (the "Nevada Corporation Law"), and, as to the Debt Securities and the Warrants constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York and the Nevada Corporation Law. I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the heading "Legal Matters" in the related prospectus. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or related rules, nor do I admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act or related rules.

This opinion is subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general applicability, affecting or limiting the rights of creditors, and general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). This opinion is expressed as of the date hereof, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Jolie Kahn

Jolie Kahn